UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WELBILT, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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William C. Johnson

July 26, 2021

Dear Welbilt Customers,

On July 14, Ali Group and Welbilt announced that the two companies have entered into a definitive merger agreement under which Ali Group will acquire Welbilt in an all-cash transaction. Our prior all-stock merger agreement with Middleby was terminated on the same day.

We are optimistic about the future of the combined organization as the combination of Ali Group and Welbilt will bring many new opportunities to expand our product offerings to best support your future needs globally. The complementary nature of the combined business will enable the company to accelerate innovation, expand our product portfolio, and become even more customer-centric by providing you with the highest level of customer and technical support. Our goal is to become the easiest supplier to do business with and both management teams are eager to begin working together to build this outstanding combined organization.

Please be assured that your interests and continued partnership remain our top priority during this time and we are confident that the proposed transaction will be positive for you and your business. We also realize that you may have many questions in connection with the business combination. We will do our very best to address your questions in our future public communications, but there are some questions that we cannot answer for legal reasons until the transaction closes, which we expect to occur in early 2022. Until then, Ali Group and Welbilt will continue to operate as separate companies with no anticipated changes to the respective businesses and management structures.

We ask that you refer any questions about this transaction to me or our primary commercial leaders: Keri Llewellyn, Welbilt’s Global Vice President and Chief Commercial Officer, or Phil Dei Dolori, Welbilt’s Global Vice President and General Manager, EMEA and APAC. Please note that our policy is not to comment on rumors or speculation, and we ask you to join us in this response.

We would like to thank you, our loyal customers, for your dedication to the Welbilt brands. Your support is important to us as we embark on the next step of our journey to strengthen our business for the long term - we hope that you share in our excitement for the future!

Sincerely,

William C. Johnson

President & Chief Executive Officer

Welbilt, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 | +1 727.569.1119 | Bill.Johnson@welbilt.com

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements, including those regarding the timing and consummation of the transaction, involve risks and uncertainties, including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of transaction from the stockholders of Welbilt, Inc. (the “Company”) or from the regulators are not obtained; litigation relating to the transaction; and uncertainties as to the timing and the ability of the parties to consummate the transaction. Other factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), which include its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the proxy statement to be filed in connection with the transaction. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in the Company’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. Company stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.welbilt.com or by contacting the Company’s Investor Relations Department by email at richard.sheffer@welbilt.com or by phone at (727) 853-3079.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2021. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the transaction, when filed with the SEC.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Welbilt, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 | +1 727.569.1119 | Bill.Johnson@welbilt.com